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                                     Exhibit 21


         SUBSIDIARIES OF REGISTRANT




Name                                                 Where Incorporated
----                                                 ------------------
Alumatherm Heat Treating Company, L.L.C.             Delaware
Fabriform Metal Brazing, Inc.                        California
Industrial Steel Treating Co.                        California
Ticorm, Inc.                                         California

Impact Industries, Inc.    (1)                       Delaware



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(1)  This subsidiary is part of the discontinued Precision Products segment.

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